SCHEDULE 14A INFORMATION

            Proxy Statement Pursuant to Section 14(a)
              of the Securities Exchange Act of 1934

                      (Amendment No. [ ])

[X] Filed by the Registrant

[ ] Filed by a Party other than the Registrant


Check the Appropriate Box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Sec. 240.14a-11(c) or
     Sec. 240.14a-12

                       TOWER BANCORP, INC.
          -------------------------------------------------
          (Name of Registrant as Specified in Its Charter)



          ------------------------------------------------
          (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] No filing fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and O-11.

     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4) Proposed maximum aggregate value of transaction:

     5) Total fee paid:

[  ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:

                               TOWER BANCORP, INC.
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON APRIL 1, 1998

TO THE SHAREHOLDERS OF TOWER BANCORP, INC.:

     Notice is hereby given that the Annual Meeting of Shareholders of Tower Bancorp, Inc. (the "Corporation") will be held at 1:30 p.m., prevailing time, on Wednesday April 1, 1998, at the Rescue Hose Company Special Events Center, 407 South Washington Street, Greencastle, Pennsylvania 17225, for the following purposes:

     1. To elect two (2) Class B Directors to serve for a three- (3) year term and until their successors are elected;

     2. To consider and act upon a proposal to amend and restate Article 5a of the Corporation's Articles of Incorporation to eliminate par value for the Corporation's common stock and preferred stock;

     3. To ratify the selection of Smith Elliott Kearns & Company, LLC, Certified Public Accountants, as the independent auditors for the Corporation for the year ending December 31, 1998; and

     4. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

     In accordance with the By-laws of the Corporation and action of the Board of Directors, only those shareholders of record at the close of business on February 13, 1998, will be entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

     A copy of the Corporation's Annual Report for the fiscal year ended December 31, 1997, is enclosed with this Notice. Copies of the Corporation's Annual Report for the 1996 fiscal year may be obtained by contacting Jeff B. Shank, President, Tower Bancorp, Inc., P.O. Box 8, Center Square, Greencastle, Pennsylvania 17225; (717) 597-2137.

     You are urged to mark, sign, date and promptly return your proxy in the enclosed envelope so that your shares may be voted in accordance with your wishes and in order that the presence of a quorum may be assured. The prompt return of your signed proxy, regardless of the number of shares you hold, will aid the Corporation in reducing the expense of additional proxy solicitation. The giving of such proxy does not affect your right to vote in person if you attend the meeting and give written notice to the Secretary of the Corporation.

                                     By Order of the Board of Directors,



                                     /s/ Jeff B. Shank
                                     -------------------------
                                     Jeff B. Shank, President


March 2, 1998

                               TOWER BANCORP, INC.

                    PROXY STATEMENT FOR THE ANNUAL MEETING OF
                    SHAREHOLDERS TO BE HELD ON APRIL 1, 1998

                                     GENERAL

Introduction, Date, Time and Place of Annual Meeting

     This proxy statement is furnished for the solicitation by the Board of Directors of Tower Bancorp, Inc. (the "Corporation"), a Pennsylvania business corporation, of proxies to be voted at the Annual Meeting of Shareholders of the Corporation to be held on Wednesday, April 1, 1998, at 1:30 p.m., prevailing time, at the Rescue Hose Company Special Events Center, 407 South Washington Street, Greencastle, Pennsylvania 17225, and at any adjournment or postponement of the Annual Meeting.

     The main office of the Corporation is located at Center Square, Greencastle, Pennsylvania 17225. The telephone number for the Corporation is
(717) 597-2137. The Corporation has one wholly owned subsidiary, The First National Bank of Greencastle (the "Bank"). All inquiries should be directed to Jeff B. Shank, President of the Corporation and the Bank.

Solicitation and Voting of Proxies


     This proxy statement and the enclosed form of proxy (the "Proxy") are first being sent to shareholders of the Corporation on or about March 2, 1998. Shares represented by proxies on the accompanying proxy, if properly signed and returned, will be voted in accordance with the specifications made thereon by the shareholders. Any proxy not specifying to the contrary will be voted: for the election of the nominees for directors named below; for the elimination of par value with respect to the Corporation's securities; for the ratification of the selection of Smith Elliott Kearns & Company, LLC as the independent auditors for the Corporation for the year ending December 31, 1998; and for the transaction of such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof. Execution and return of the enclosed proxy will not affect a shareholder's right to attend the Annual Meeting and vote in person, after giving written notice to the Secretary of the Corporation. A shareholder that returns a proxy may revoke it at any time before it is voted by delivering written notice of revocation to John H. McDowell, Sr., Secretary of Tower Bancorp, Inc., P.O. Box 8, Greencastle, Pennsylvania 17225.

     The cost of preparing, assembling, printing, mailing and soliciting proxies, and any additional material that the Corporation may furnish shareholders in connection with the Annual Meeting, will be borne by the Corporation. In addition to the use of the mails, certain directors, officers and employees of the Corporation and of the Bank may solicit proxies personally, by telephone, telegraph and telecopier. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy solicitation material to the beneficial owners of stock held of record by the persons and, upon request therefor, the Corporation will reimburse them for their reasonable forwarding expenses.

Revocability of Proxy


     A shareholder who returns a proxy may revoke the proxy at any time before it is voted only: (1) by giving written notice of revocation to John McDowell, Sr., Secretary of Tower Bancorp, Inc., P.O. Box 8, Greencastle, Pennsylvania 17225; (2) by executing a later-dated proxy and giving written notice thereof to the Secretary of the Corporation; or (3) by voting in person after giving written notice to the Secretary of the Corporation.



Record Date, Voting Securities, and Quorum

     At the close of business on February 13, 1998, the Corporation had outstanding 883,098 shares of common stock, par value $2.50 per share, the only issued and outstanding class of stock (the "Common Stock"). The record date for the Annual Meeting is February 13, 1998. Only holders of Common Stock of record at the close of business on February 13, 1998 will be entitled to notice of and to vote at the Annual Meeting. The Corporation is also authorized to issue 500,000 shares of Preferred Stock, par value $2.50 per share, none of which have been issued. On all matters to come before the Annual Meeting, each share of Common Stock is entitled to one vote. Cumulative voting rights do not exist with respect to the election of directors.

     Under Pennsylvania law and the By-laws of the Corporation, the presence of a quorum is required for each matter to be acted upon at the Annual Meeting. The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast constitutes a quorum for the transaction of business at the Annual Meeting. Votes withheld and abstentions will be counted in determining the presence of a quorum. Broker non-votes will not be counted in determining the presence of a quorum for the particular matter as to which the broker withheld authority.

     Assuming the presence of quorum, the two- (2) nominees for director receiving the highest number of votes cast by shareholders entitled to vote for the election of directors shall be elected. Votes withheld from a nominee and broker non-votes will not be cast for such nominee.

     Assuming the presence of a quorum, the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon is required for elimination of par value with respect to the Corporation's securities and for ratification of the selection of the independent auditors. Abstentions and broker non-votes are not deemed to constitute "votes cast" and, therefore, do not count either for or against such ratification. Abstentions and broker non-votes, however, have the practical effect of reducing the number of affirmative votes required to achieve a majority for each matter by reducing the total number of shares voted from which the required majority is calculated.

             PRINCIPAL BENEFICIAL OWNERS OF THE CORPORATION'S STOCK

Principal Owners

     The following table sets forth, as of February 13, 1998, the name and address of each person who owns of record or who is known by the Board of Directors to be the beneficial owner of more than 5 percent (5%) of the Corporation's outstanding Common Stock. The number of shares beneficially owned by such person and the percentage of the Corporation's outstanding Common Stock so owned. Shares beneficially owned reflect a 100% stock split effected in the form of a dividend paid on May 15, 1996, and a 5% stock dividend paid on July 21,1997(the "Stock Dividends").

                                                         Percent of Outstanding
                                Number of Shares             Common Stock
Name and Address              Beneficially Owned(1)        Beneficially Owned
----------------              ---------------------        ------------------

CEDE & Co.                         172,234                      19.44
Box #20
Bowling Green Station
New York, NY 10004


First National Bank
of Greencastle                     111,843                      12.62
Trust Department
Center Square
P.O. Box 8
Greencastle, PA 17225
---------------


(1) The securities "Beneficially Owned" by an individual are determined in accordance with the definitions of "Beneficial Ownership" set forth in the general rules and regulations of the Securities and Exchange Commission and may include securities owned by or for the individual's spouse and minor children and any other relative who has the same home, as well as securities to which the individual has or shares voting or investment power or has the right to acquire beneficial ownership within 60 days after February 13 1998, Beneficial ownership may be disclaimed as to certain of the securities.


Beneficial Ownership by Officers, Directors and Nominees

     The following table sets forth, as of February 13, 1998, and from information supplied by the respective persons, the amount and the percentage, if over one percent (1%), of the Common Stock of the Corporation beneficially owned (as defined in footnote No. 1, above) by each director, each nominee for director and all officers and directors of the Corporation as a group. Unless otherwise noted shares are held directly by the respective individual. The shares beneficially reflect the Stock Dividends.


Name of Individual or          Amount and Nature of
 Identity of Group             Beneficial Ownership         Percent of Class(7)
------------------             --------------------         -------------------

Current Class A Directors
(to serve until 2000)

Harold C. Gayman                   8,194(1)
James H. Craig, Jr.                2,608(2)                        --

Nominees for Class B Directors
(to serve until 2001)

Betty J. Lehman                    6,091(3)
Jeff B. Shank                      7,020(4)
                                                                   --
Current Class C Directors
(to serve until 1999)


Robert L. Pensinger                3,883(5)                        --
Kermit G. Hicks                   14,866(6)                       1.68%
Lois E. Easton                     2,205(2)                        --


All Officers, Directors and       54,657                          6.17%
Nominees as a Group (10 persons)

----------------------


(1) Includes 3,827 shares held by Mr. Gayman's spouse. On January 13, 1998, Mr. Gayman received options to purchase 357 shares under the Directors' Plan. These options are not exercisable for one year from the date of grant. In addition, Mr. Gayman has options to purchase 162 shares of Common Stock, which options are exercisable March 6, 1997, and 340 shares which options are exercisable January 8, 1998. The additional 502 shares were added to the shares currently held by Mr. Gayman and to total outstanding shares, assuming all exercisable options were exercised.




(2) Holds 162 options to purchase Common Stock, which options are exercisable March 6, 1997, and options to purchase 340 shares of Common Stock, which options are exercisable January 8, 1998. Received options to purchase 357 shares under the Directors' Plan on January 13, 1998. These options are not exercisable for one year from the date of grant.

(3) Includes 3,303 shares held jointly with her spouse. On January 13, 1998, Ms. Lehman received options to purchase 357 shares under the Directors' Plan. These options are not exercisable for one year from the date of grant. In addition, Ms. Lehman has options to purchase 162 shares of Common Stock, which options are exercisable March 6, 1997, and 340 shares which options are exercisable January 8, 1998. The additional 502 shares were added to the shares currently held by Ms. Lehman and to total outstanding shares, assuming all exercisable options were exercised.

(4) Includes 4,661 shares held jointly with his spouse, 43 shares held by each of his two children and 2,273 shares purchased and held by the ESOP that are allocated to Mr. Shank's account and over which he exercises investment control. On January 13, 1998, Mr. Shank received exercisable options to purchase 357 shares.

(5) Includes 1,150 shares held jointly with Mr. Pensinger's spouse and 109 shares held by Mr. Pensinger's spouse. On January 13, 1998, Mr. Pensinger received options to purchase 357 shares under the Directors' Plan. These options are not exercisable for one year from the date of grant. In addition, Mr. Pensinger has options to purchase 162 shares of Common Stock, which options are exercisable March 6, 1997, and 340 shares which options are exercisable January 8, 1998. The additional 502 shares were added to the shares partly held by Mr. Pensinger and to total outstanding shares, assuming all exercisable options were exercised.

(6) Includes 4,126 shares held by Mr. Hicks' spouse and 396 shares held in the Hicks Chevrolet, Inc. Profit Sharing Plan. On January 13, 1998, Mr. Hicks received options to purchase 357 shares under the Directors' Plan. These options are not exercisable for one year from the date of grant. In addition, Mr. Hicks has options to purchase 162 shares of Common Stock, which options are exercisable March 6, 1997, and 340 shares which options are exercisable January 8, 1998. The additional 502 shares were added to the shares partly held by Mr. Hicks and to total outstanding shares, assuming all exercisable options were exercised.

(7) The percent of class assumes all outstanding options issued to the directors and officers have been exercised and, therefore, on a pro forma basis, 883,098 shares of Common Stock outstanding.


                              ELECTION OF DIRECTORS

     Two (2) Class B Directors are to be elected at the Annual Meeting. Each director will serve for a three- (3) year term and until his or her successor is elected. Unless otherwise instructed, the Proxyholders will vote the proxies received by them for the election of the two- (2) nominees named below. If any nominee should become unavailable for any reason, proxies will be voted in favor of a substitute nominee as the Board of Directors of the Corporation shall determine. The Board of Directors has no reason to believe the nominees named will be unable to serve if elected. Any vacancy occurring on the Board of Directors of the Corporation for any reason may be filled by a majority of the directors then in office until the expiration of term of the vacancy.

     In addition, there is no cumulative voting for the election of directors. Each share of Common Stock is entitled to cast only one vote for each nominee. For example, if a shareholder owns ten shares of Common Stock, he or she may cast up to ten votes for each of the two- (2) directors in the class to be elected.

          INFORMATION AS TO NOMINEES, DIRECTORS AND EXECUTIVE OFFICERS

     The following table contains certain information, as of February 13, 1998, with respect to current directors, nominees for director and certain officers of the Corporation.

                                                Principal Occupation
                                                 for Past Five Years
                                              and Position Held with the
Name                                 Age       Corporation and the Bank
----                                 ---       ------------------------

CURRENT CLASS A DIRECTORS
TO SERVE UNTIL 2000



Harold C. Gayman                      71       Retired Dairy Farmer
James H. Craig, Jr.                   64       Dentist



NOMINEES FOR CLASS B DIRECTORS
TO SERVE UNTIL 2001

Betty J. Lehman                       72       Retired Vice President of
                                               the Bank
Jeff B. Shank                         42       President of the Corporation
                                               and the Bank

CLASS C DIRECTORS
TO SERVE UNTIL 1999

Robert L. Pensinger                   64       Retired Insurance Agent
                                               State Farm
Kermit G. Hicks(1)                    62       Automobile Dealer-President,
                                               Hicks Chevrolet, Inc.

Lois E. Easton                        62       Retired Marketing Manager
                                               of the Bank


                                          Director Since
Name                                        Corp/Bank
----                                        ---------

CURRENT CLASS A DIRECTORS
TO SERVE UNTIL 2000

Harold C. Gayman                            1983/1980

James H. Craig, Jr.                         1990/1990

NOMINEES FOR CLASS B DIRECTORS
TO SERVE UNTIL 2001

Betty J. Lehman                             1985/1985

Jeff B. Shank                               1992/1992


CLASS C DIRECTORS
TO SERVE UNTIL 1999

Robert L. Pensinger                         1987/1987

Kermit G. Hicks(1)                          1983/1969

Lois E. Easton                              1996/1996



(1) Mr. Hicks serves as a member of the Board of Directors of Accel International Corp, a Company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended.

     Every member of the Board of Directors is a member of each committee of the Bank. The directors of the Corporation are also directors of the Bank. Committee members receive no fee for attendance at Committee meetings. To date, none of the Committees have designated a Chairman.

Asset/Liability Committee of the Bank: This Committee reviews the investment portfolio of the Bank and the budget, and oversees implementation of budget guidelines and expenditures. The Committee meets monthly.

Loan Committee of the Bank: This Committee reviews lines of credit and substandard loans and makes recommendations to the Board of Directors with respect thereto. The Committee meets monthly.

Trust Committee of the Bank: This Committee reviews all accounts and investments held in the Bank's Trust Department. The Committee reviews Trust Department policies and procedures and determines that the Trust Department is administered in accordance with Federal Regulations. The Committee meets quarterly.

Executive Committee of the Bank: This Committee consists of the Chairman, Vice-Chairman, President, Chief Executive Officer and Senior Vice President of the Bank. This Committee meets when necessary, at the request of the Chairman, Vice-Chairman or President of the Bank to discuss and prepare recommendations on various business matters prior to the regular Board of Directors meeting. The Committee met two (2) times during 1997.

Audit Committee of the Bank: This Committee reviews the annual audit and reports submitted by the independent auditors. The Committee also reviews the performance of internal auditing functions and reviews examination reports from the various regulatory agencies. The Committee meets quarterly.

Trust Audit Committee: This Committee determines that the Bank's fiduciary activities comply with policies established by the Board of Directors or the Trust Committee. This Committee met once during 1997.

     During 1997, the directors of the Corporation held 10 meetings and the directors of the Bank held 51 meetings. Each of the directors attended at least 75 percent (75%) of the combined total number of meetings of the Boards of Directors and of the Committees.

     The Corporation does not have a standing nomination or compensation committee. A shareholder who desires to propose an individual for consideration by the Board of Directors as a nominee for director should submit a proposal in writing to the President of the Corporation in accordance with Section 10.1 of the Corporation's By-Laws. Any shareholder who intends to nominate any candidate for election to the Board of Directors must notify the Secretary of the Corporation in writing not less than forty-five (45) days prior to the date of any meeting of shareholders called for the election of directors.

                             EXECUTIVE COMPENSATION

     Shown below is information concerning the annual compensation for services in all capacities to the Corporation for the fiscal years ended December 31, 1997, 1996 and 1995 of those persons who were, as of December 31, 1997 (i) the Chief Executive Officer, and (ii) the four (4) other most highly compensated Executive Officers of the Corporation to the extent that such persons total annual salary and bonus exceeded $100,000:
                           SUMMARY COMPENSATION TABLE

                                       Annual Compensation
                                       -------------------

       (a)             (b)         (c)         (d)        (e)

       Name                                              Other
       and                                               Annual
     Principal                    Salary      Bonus      Compen
     Position          Year        ($)         ($)      -sation
     --------          ----        ---         ---      -------

Jeff B. Shank          1997       83,400     20,000      9,800
President and          1996       81,000     20,000      9,800
Chief Executive        1995       75,000     20,000      9,800
Officer

                             Long-Term Compensation
                              ----------------------
                                Awards            Payouts
                                ------            -------

       (a)                 (f)             (g)          (h)          (i)

       Name               Restricted                               All Other
       and                  Stock         Options/                  Compen
     Principal             Awards          SARs       Payouts      -sation
     Position               ($)           (#)(1)        ($)        ($)(2)
     --------               ---           ------        ---        ------

Jeff B. Shank               --             340          --         21,105
President and               --             324          --         18,890
Chief Executive             --            144(1)        --         17,357
Officer
-------------------------

(1) Adjusted to reflect two for one stock split paid May 15, 1996, and the 5% stock dividend paid July 21,1997.

(2) Includes ESOP, profit sharing, and pension plan contributions.

Options Grants and Fiscal Year End Values

     The following table shows all grants in 1997 of stock options to the Executive Officers named in the summary compensation table above adjusted to reflect the Stock Dividends.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                       Individual Grants
                       -------------------------------------------------------

                           Number of            % of
                          Securities            Total
                          Underlying        Options/SARs         Exercise
                         Options/SARs        Granted to           or Base
                            Granted         Employees In           Price
       Name                 (#)(1)           Fiscal Year          ($/Sh)
       ----                 ------           -----------          ------

Jeff B. Shank                 340               100%               $1/sh
President and CEO
---------------------


                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                       Individual Grants
                       -------------------------------------------------------

                              Expiration         Grant Date
       Name                      Date         Present Value ($)
       ----                      ----         -----------------

Jeff B. Shank                    None              $11,560
President and CEO
---------------------

(1) All options were granted on January 8, 1997, and became exercisable on the same day with no vesting schedule or expiration date.


               AGGREGATED OPTION/SAR EXERCISED IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                            Shares Acquired
         Name               On Exercise (#)            Value Realized($)
         ----               ---------------            -----------------

Jeff B. Shank                     340                       $13,203
President/CEO
-------------------

               AGGREGATED OPTION/SAR EXERCISED IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES
                                                               Value of
                                Number of                    Unexercised
                          Securities Underlying             In-the-Money
                          Unexercised Options/             Option/SARs at
                            SARs at FY-End(#)                 FY End($)
                               Exercisable/                  Exercisable/
         Name                 Unexercisable                 Unexercisable
         ----                 -------------                 -------------

Jeff B. Shank                    -0-/-0-                       -0-/-0-
President/CEO
-------------------


Profit Sharing Plan

     The Bank maintains a profit-sharing plan that generally covers all employees who have completed one (1) year of service and attained the age of twenty (20). Contributions to the plan are based on Bank performance as a percentage of assets and are computed as a percentage of the participant's total earnings. The payment of benefits to participants is made at death, disability, termination or retirement. Contributions to the plan for all employees charged to operations during 1997 amounted to $66,745.00.

Employee Stock Option Plan

     The Bank maintains an Employee Stock Option Plan that generally covers all employees who have completed one (1) year of service and attained the age of twenty (20). Contributions to the Plan are based on Bank performance as a percentage of assets and are computed as a percentage of the participants' total earnings. The payment of benefits to participants is made at death, disability, termination or retirement. Contributions to the Plan for all employees charged to operations during 1997 amounted to $133,490.00.

Insurance

     The Bank also maintains a group health, accident, and life insurance plan that is generally available to all employees. The aggregate amount of personal benefits to any one person did not exceed $5,000.

     The Bank maintains an executive supplemental insurance plan for certain key executives designated by the Executive Committee of the Board. This plan provides payments after retirement, which supplement the Bank's pension plan and provides certain life insurance benefits. The deferred payments will be paid from the general funds of the Bank; however, the Bank purchases and is the beneficiary of insurance on the lives of participants, the proceeds of which are used to help recover the net after-tax cost of the benefits and insurance premiums paid. Premiums may also be offset by borrowing against the cash values of the insurance policies. At December 31, 1997, these policies had a net accumulated cash value of $878,665.00.

Compensation of Directors

     During 1997, the Bank's Board of Directors held 51 meetings. Directors receive $150 for each meeting they attend. Each director is permitted four (4) absences each year, and will not receive the $150 meeting fee for any meeting missed in excess of four (4) meetings per year. In addition, each director receives a fee of $2,000 per year, payable in installments of $500 each quarter. The Chairman of the Board receives $950 per quarter. Other than the supplemental insurance plan described below, there are no other special arrangements with any directors. In 1997, the Board of Directors of the Bank received $48,400.00, in the aggregate, for all Board of Directors meetings attended and all fees paid.

     The Bank maintains a supplemental insurance plan for directors pursuant to which a director may elect to defer receipt of a portion of fees for Board Meetings for at least four (4) years or until he reaches age 65, whichever is later. An amount equal to fees waived in addition to interest at an annual rate of 10 percent (10%) per year will be paid to each participating director or his designated beneficiary during a period of 10 years after the director reaches age 65. Fees and interest paid by the Bank will be recovered through insurance policies on the lives of participating directors. Funds from the deferred fees of a participating director will be used to reimburse the Bank for the costs of the premium for the insurance policies. The cost of the insurance premiums in 1997 was $31,887.

Pension Plan

     The Bank maintains a non-contributory target benefit pension plan with employer contributions being based on a pension formula, which targets a certain monthly benefit for each plan participant at retirement. This target benefit becomes the basis for a contribution to the plan for each eligible participant. Once determined, these contributions are placed into an individual account for each participant and accumulated with interest earnings each year. The ultimate benefit payable to each employee under this pension plan is the total account balance of the employee as of their respective retirement date. The normal retirement date for employees is the later of the participant's sixty-fifth birthday, or the fifth anniversary of the participant joining the Plan. An employee must be at least twenty years of age and have one full year of service to become a plan participant. Full vesting in accumulated plan benefits occurs at the end of five years of service; there is no partial vesting.

     For the 1997 plan year, the estimated employer contribution for all plan participants was $36,000.00.

              BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION.

     The Board of Directors of the Corporation is responsible for the governance of the Corporation and the Bank. In fulfilling its fiduciary duties, the Board of Directors acts in the best interests of the Corporation's shareholders, customers and the communities served by the Corporation and the Bank. To accomplish the strategic goals and objectives of the Corporation, the Board of Directors engages competent persons who undertake to accomplish these objectives with integrity and in a cost-effective manner. The compensation of these individuals is part of the Board of Directors' fulfillment of its duties to accomplish the Corporation's strategic mission. The Bank provides compensation to the employees of the Corporation and the Bank.

     The fundamental philosophy of the Corporation's and the Bank's compensation program is to offer competitive compensation opportunities for all employees based on the individual's contribution and personal performance. The objectives of the compensation program are to establish a fair compensation policy to govern executive officers' base salaries and incentive plans to attract and motivate competent, dedicated, and ambitious managers whose efforts will enhance the products and services of the Corporation, the results of which will be improved profitability, increased dividends to our shareholders and subsequent appreciation in the market value of our shares.

     The compensation of the Corporation's and the Bank's top executives is reviewed and approved annually by the Board of Directors. As a guideline for review in determining base salaries, the committee uses, among other things, information set forth in L.R. Webber Salary Survey. The Performance Chart uses a different Peer Group, including only Pennsylvania bank holding companies not quoted on the NASDAQ because of common industry issues and competition for the same executive talent group.



Chief Executive Officer


     The Board of Directors has determined that the Chief Executive Officer's 1997 compensation of $103,400 and a 2.4 percent (2.4%) increase in aggregate Chief Executive Officer compensation over the 1996 fiscal year is appropriate. There is no direct correlation between the Chief Executive Officer's compensation, the Chief Executive Officer's increase in compensation and any of the above criteria, nor is there any weight given by the Board of Directors to any of the above specific individual criterion. Such increase in the Chief Executive Officer's compensation is based on the committee's subjective determination after review of all information, including the above, that it deems relevant.



Executive Officers

     The Board of Directors has established that the compensation of the Corporation's and the Bank's executive officers increased by 3.9% over 1996 compensation of $271,700.00. Compensation increases were determined by the committee based on its subjective analysis of the individual's contribution to the Corporation's strategic goals and objectives. In determining whether strategic goals have been achieved, the Board of Directors considers among numerous factors the Corporation's performance as measured by earnings, revenues, return on assets, return on equity, market share, total assets and non-performing loans. Although the performance and increases in compensation were measured in light of these factors, there is no direct correlation between any specific criterion and the employees compensation, nor is there any specific weight provided to any such criteria in the committee's analysis. The determination by the committee is subjective after review of all information, including the above, it deems relevant.

     In addition to base salary, executive officers of the Corporation and the Bank may participate currently in the Profit Sharing Plan and the Employee Stock Option Plan.

     Total compensation opportunities available to the employees of the Bank are influenced by general labor market conditions, the specific responsibilities of the individual, and the individual's contributions to the Corporation's success. Individuals are reviewed annually on a calendar year basis. The Bank strives to offer compensation that is competitive with that offered by employers of comparable size in our industry. Through these compensation policies, the Corporation strives to meet its strategic goals and objectives to its constituencies and provide compensation that is fair and meaningful to its employees.

                               James H. Craig, Jr.
                                 Lois E. Easton
                                Harold C. Gayman
                                 Kermit G. Hicks
                                 Betty J. Lehman
                               Robert L. Pensinger
                                  Jeff B. Shank


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Jeff B. Shank, President and Chief Executive Officer of the Corporation, is a member of the Board of Directors. Mr. Shank makes recommendations to the Board of Directors regarding compensation for employees. Mr. Shank does not participate in conducting his own review. The entire Board of Directors votes to establish the Corporation's compensation policies.

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly change in the cumulative total shareholder return on the Corporation's Common Stock against the cumulative total return of the S&P 500 Stock Index and the Peer Group Index for the period of five fiscal years commencing January 1, 1993 and ended December 31, 1997. The shareholder return shown on the graph below is not necessarily indicative of future performance.

[Comparison of five year cumulative total return.]

[Performance Graph Omitted]

[The following is a description of the Perfomance Graph in a tabular format:]


                         1992      1993      1994      1995      1996      1997
                         ----      ----      ----      ----      ----      ----
Peer Group Total       900.00    1182.6   1345.91   1455.82   1634.98   2550.02
Peer Group Index       100.00    131.40    149.55    161.76    181.66    283.34

Tower Bancorp, Inc.    100.00    130.32    148.72    178.13    239.83    350.55

S&P Total Return       100.00    110.02    111.51    153.26    188.36    251.12
S&P Total Return Index 100.00    110.02    111.51    153.26    188.36    251.12





NOTE: The peer group for which information appears above includes the following companies: ACNB Corporation; Century Financial Corporation; CNB Financial Corporation; Drovers Bancshares Corporation; First West Chester Corporation; Franklin Financial Services Corp.; Hanover Bancorp, Inc.; Penn Security Bank & Trust Co.; and PennRock Financial Services Corp. These companies were selected based on four criteria: total assets between $200 million and $700 million; market capitalization between $15 million and $170 million; headquarters located in Pennsylvania; and not quoted on NASDAQ.

                              CERTAIN TRANSACTIONS

     With the exceptions noted below, there have been no material transactions between the Corporation and the Bank, nor any material transactions proposed, with any director or executive officer of the Corporation and the Bank, or any associate or any of the foregoing persons. The Corporation and the Bank have had and intend to continue to have banking and financial transactions in the ordinary course of business with directors and executive officers of the Corporation and the Bank and their associates on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other customers. Total loans outstanding from the Bank at December 31, 1997, to the Corporation's and Bank's officers and directors as a group and members of their immediate families and companies in which they had an ownership interest of 10 percent (10%) or more was $1,748,668.00 or approximately 8.6% of total equity capital. Such loans do not involve more than the normal risk of collectibility or present other unfavorable features.


Change of Control Agreement

         In 1995, the Corporation and the Bank entered into a Change of Control Agreement with Jeff B. Shank, President and Chief Executive Officer of the Corporation and the Bank (the "Agreement"). The Agreement provides certain benefits to Mr. Shank in the event of a change of control, as more fully described below.

     In the event that the Corporation and the Bank undergo a change of control, as defined, Mr. Shank's Agreement provides that it shall automatically become an employment agreement, binding on any acquirer of the Corporation and the Bank. Once triggered by a change of control, the Agreement has a three (3) year term from the date of the change in control and provides for an automatic renewal for an additional twelve (12) month period annually, unless terminated as provided in the Agreement. The Agreement provides that Mr. Shank continue his duties as President and Chief Executive Officer of the Corporation and of the Bank and remain a member of the respective Boards of Directors. The Agreement restricts Mr. Shank's ability to gain other employment during the term of the Agreement.

     The Agreement provides that, immediately following the change of control, Mr. Shank is entitled to an annual direct salary of at least the median salary for peer group financial institutions, as set forth in L.R. Webber Associates, Inc. Annual Salary Survey for the calendar year immediately preceding the change of control. In no event, shall Mr. Shank's salary, pursuant to the Agreement, be less than his actual salary for the calendar year during which the change in control occurred. Mr. Shank's annual direct salary after the change of control is subject to annual review, but, in no event, may the salary be reduced below the initial direct salary level set forth in the Agreement. The Agreement also provides that Mr. Shank is eligible to receive periodic bonuses at the discretion of the respective Boards of Directors of the Corporation of the Bank, all in accordance with the bonus programs in place immediately prior to the change in control. The Agreement also provides that Mr. Shank is entitled to director's fees and certain fringe benefits, vacation, reimbursement of business expenses and perquisites.

     If, following a change of control, Mr. Shank is discharged or resigns for good reason, as defined in the Agreement, he is entitled to a lump sum payment equal to 2.99 times his base amount, as defined in the Agreement, plus certain benefits.

                      PRINCIPAL OFFICERS OF THE CORPORATION

     The following table sets forth selected information, as of February 13, 1998, about the principal officers of the Corporation, each of whom is elected by the Board of Directors and each of who holds office at the discretion of the Board of Directors. The shares beneficially owned reflect the Stock Dividends.

                                                                            Bank
                Name And                        Held             Employee
               Office Held                     Since               Since
--------------------------------------------------------------------------------

Kermit G. Hicks - Chairman
of the Board                                    1983                (1)

Jeff B. Shank - President and Chief             1991               1976
Executive Officer

John H. McDowell, Sr. -                         1986               1977
Executive Vice President/Secretary

Donald G. Kunkle - Vice President               1990               1987

Donald F. Chlebowski, Jr. - Treasurer           1990               1980
------------------------

                                                Number Of
                                               Shares Bene-       Age as of
                Name And                        ficially           Feb. 15,
               Office Held                       Owned               1998
--------------------------------------------------------------------------------

Kermit Hicks - Chairman
of the Board                                      14,866              62

Jeff B. Shank - President and Chief                7,020              42
Executive Officer

John McDowell - Executive                          3,028              48
Vice President/Secretary

Don Kunkle - Vice President                        5,540              48

Don Chlebowski - Treasurer                         1,222              39
------------------------

(1)      Mr. Hicks is not an employee of the Bank.

     Each of the principal officers of the Corporation has been employed as an officer or employee of the Bank for more than the past five- (5) years.

                    PROPOSAL TO AMEND AND RESTATE ARTICLE 5a
                 OF THE CORPORATION'S ARTICLES OF INCORPORATION

     On December 10, 1997, the Board of Directors unanimously approved and adopted resolutions to amend and restate Article 5a of the Corporation's Articles of Incorporation to eliminate par value for the Corporation's Common Stock and Preferred Stock. A true and correct copy of the proposed Article 5a of the Corporation's Articles of Incorporation and the resolutions approved and adopted by the Board of Directors and the proposal to the shareholders are set forth below:

     WHEREAS, the Pennsylvania Business Corporation Law of 1988, as amended (the "BCL") does not require a corporation's stock to have a "Par Value".

     WHEREAS, the Board of Directors of the Corporation believes that the designation of a Par Value for its securities merely creates additional cumbersome paperwork for ordinary transactions, such as stock splits and stock dividends;

     WHEREAS, the Board of Directors of the Corporation believes that the elimination of Par Value for the Corporation's securities is desirable in order to eliminate the unnecessary and cumbersome feature; and

     WHEREAS, the Board of Directors of the Corporation believes that it is in the best interests of the Corporation and its shareholders to amend the
Corporation's   Articles  of  Incorporation  to  eliminate  par  value  for  the
Corporation's common stock and preferred stock in order to provide the Corporation with as much flexibility and convenience as possible to issue additional shares of stock for proper corporate purposes, including stock splits, stock dividends and other similar purposes.

     NOW,  THEREFORE,  BE IT:

          RESOLVED, that, in accordance with Sections 1911, 1912, 1914, 1915 and 1916 of the BCL, the Board of Directors hereby approves and adopts the following amendment to Article 5a of the Corporation's Articles of Incorporation, as amended (the "Amendment") and the proper officers of the Corporation be and they are hereby authorized, empowered and directed to submit the Amendment to the shareholders of the Corporation for their approval and adoption at the 1998 Annual Meeting of Shareholders to be held on April 1, 1998 (the "Annual Meeting"):

     Article 5a of the Articles of Incorporation, as amended, of Tower Bancorp, Inc. is amended and restated to read in full and in its entirety as follows:

     5a. The aggregate number of shares that the Corporation shall have authority to issue is 5,000,000 shares of Common Stock (the "Common Stock") and 500,000 shares of preferred stock (the "Preferred Stock").

          RESOLVED, that, as soon as practicable after approval and adoption of the Amendment by the shareholders of the Corporation at the Annual Meeting, the proper officers of the Corporation, are hereby authorized, empowered and directed, for and on behalf of the Corporation, to execute, deliver and file Articles of Amendment, containing the Amendment with the Commonwealth of Pennsylvania, Department of State, Corporation Bureau, and upon such filing the Amendment shall be effective;

          RESOLVED, that the proper officers of the Corporation be and they are hereby authorized, empowered and directed to execute, seal, attest, acknowledge and deliver such documents, applications and other instruments, in the name and on behalf of the Corporation, and each and every resolution required to be adopted by any legislation or law, or by any order or regulation of any legislation or law, or by any order or regulation of any governmental body or agency, in any state or jurisdiction, and the same hereby is adopted, approved, and confirmed, and that all action heretofore taken by the officers of the Corporation with respect to amending the Corporation's Articles of Incorporation be and the same hereby is ratified, approved, and confirmed; and


          RESOLVED, that the proper officers of the Corporation be and they are hereby authorized, empowered, directed and ordered, in the name of and on behalf of the Corporation, to take any and all actions and to execute any and all documents as may be necessary, appropriate and desirable, in their discretion, to carry out the intent and the purpose of the foregoing resolutions.

     The Board of Directors believes that it is in the best interests of the Corporation to eliminate the archaic designation of par value with respect to the Corporation's stock. The enactment of the General Association Act of 1988, by the Pennsylvania Legislature was the culmination of a nearly 50 years by the Pennsylvania Bar Association to "to create and maintain, the Pennsylvania Corporation Laws as short, definite, clear and fair as possible to shareholders, management and credit of corporations alike, and to constitute them the finest legislation on the subject in the country." Without question, the most urgently needed change was the elimination of the requirement that a dual set of books be kept; one under current accounting practices, as required by tax and regulatory authorities, and the other to comply with the 1957-period accounting concepts "frozen" into the statutory language of the 1993 Business Corporation Law. For example, under the modern equity method of accounting, earnings of a subsidiary in which a parent corporation has a significant investment automatically appear in the retained earnings of the parent, but for purposes of the antiquated Pennsylvania Business Corporation Law either an actual dividend had to be declared or complex capital surplus tests had to be met and even this later option was not available if the subsidiary was a Canadian or other non-US corporation.

     The revisions to the financial provisions of the law reflected a complete modernization of all the provisions relating to financial matters including the
(i) the  elimination  of the outmoded  concepts of stated capital and par value,
(ii) the definition of "distribution" as a broad term governing dividends, share repurchases and similar actions that should be governed by the same standard,
(iii) the reformulation of the statutory standards governing the making of distributions, (iv) the elimination of references to Treasury stock, and (v) the making of a number of technical and conforming changes that the Pennsylvania legislature found necessary or advisable in connection with the basic revisions.

     Practitioners and legal scholars had long recognized that the pervasive statutory structure in which "par value" and "stated capital" are basic to State corporation statutes, did not serve the original purpose of protecting creditors and senior security holders from payments to junior security holders, and might, to the extent security holders were led to believe it provides some protection, tend to be misleading.

     The elimination of par value will give the Board of directors more latitude in regulating the affairs of the Corporation. It will not effect a shareholders equity in the corporation nor will it change the rights and privileges of the Common Stock or of Preferred Stock that the Board of Directors has the authority to issue. Elimination of par value will permit the Board of Directors to, among other things, declare stock splits without amending the Corporation's Articles of Incorporation to reflect a change in the par value of the shares. The test for legality of a dividend, now termed a distribution, is the same whether a Corporation continues to have shares with a par value or not.


     The Board of Directors proposes that Article 5a of the Corporation's Articles of Incorporation be amended to read in full and in its entirety as set forth above and that the shareholders of the Corporation approve and adopt the following resolution:


          RESOLVED, that the proposed amendment to Article 5a of the Articles of Incorporation of the Corporation, as set forth in its entirety above, be and hereby is, approved, adopted, ratified and confirmed.

     The affirmative vote of a majority of all votes cast by all shareholders entitled to vote thereon is required to approve and adopt this amendment to
Article 5a of the Articles of Incorporation of the Corporation. Proxies solicited by the Board of Directors will be voted for the foregoing resolution unless shareholders specify to the contrary on their proxies.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND THE COPORATION'S ARTICLES OF INCORPORATION TO ELIMINATE NO PAR VALUE WITH RESPECT TO THE CORPORATION'S SHARES.


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Corporation's officers and directors, and persons who own more than ten percent (10%) of the registered class of the Corporation's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors, and greater than ten percent (10%) shareholders are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from reporting persons that no Forms 5 were required for those persons, the Corporation believes that during the period January 1, 1997 through December 31, 1997, its officers and directors were in compliance with all filing requirements applicable to them.

                                LEGAL PROCEEDINGS

     In the opinion of the management of the Corporation, there are no proceedings pending to which the Corporation and the Bank are a party or to which its property is subject, which, if determined adversely to the Corporation and the Bank, would be material in relation to the Corporation's and the Bank's financial condition. There are no proceedings pending other than ordinary routine litigation incident to the business of the Corporation and the Bank. In addition, no material proceedings are pending or are known to be threatened or contemplated against the Corporation and the Bank by government authorities.


                   RATIFICATION OF INDEPENDENT PUBLIC AUDITORS

     Unless instructed to the contrary, it is intended that votes will be cast pursuant to the proxies for the ratification of the selection of Smith Elliott Kearns & Company, LLC as the Corporation's independent auditors for its 1998 fiscal year. The Corporation has been advised by Smith Elliott Kearns & Company, LLC that none of its members has any financial interest in the Corporation. Ratification of Smith Elliott Kearns & Company, LLC will require the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting. Smith Elliott Kearns & Company, LLC served as the Corporation's independent public accountants for the 1997 fiscal year. In addition to performing customary audit services, Smith Elliott Kearns & Company, LLC assisted the Corporation and the Bank with the preparation of their federal and state tax returns, and provided assistance in connection with regulatory matters, charging the Corporation for such services at its customary hourly billing rates. These non-audit services were approved by the Board of Directors prior to the rendering of such services after due consideration of the effect of the performance thereof on the independence of the accountants. These services were approved by the Corporation's Board of Directors and the Board of Directors reviewed the nature and expense associated with such services and concluded that there was no effect on the independence of the accountants.

     In the event that the shareholders do not ratify the selection of Smith Elliott Kearns & Company, LLC as the Corporation's independent auditors for the 1998 fiscal year, another accounting firm may be chosen to provide independent audit services for the 1998 fiscal year. The Board of Directors recommends that the shareholders vote FOR the ratification of the selection of Smith Elliott Kearns & Company, LLC as the independent auditors for the Corporation for the year ending December 31, 1998.

                                  ANNUAL REPORT

     A copy of the Corporation's Annual Report for its fiscal year ended December 31, 1997 is enclosed with this proxy statement. A representative of Smith Elliott Kearns & Company, LLC, the accounting firm that examined the financial statements in the annual report, will attend the annual meeting. This representative of Smith Elliott Kearns & Company, LLC will have the opportunity to make a statement, if he desires to do so, and will be available to respond to any appropriate questions presented by shareholders at the Annual Meeting.


                              SHAREHOLDER PROPOSALS

     Any shareholder who, in accordance with and subject to the provisions of the proxy rules of the Securities and Exchange Commission, wishes to submit a proposal for inclusion in the Corporation's proxy statement for its 1999 Annual Meeting of Shareholders must deliver such proposal in writing to the president of Tower Bancorp, Inc. principal executive offices at Center Square, Greencastle, Pennsylvania, not later than Tuesday, November 3, 1998.


                                  OTHER MATTERS

     The Board of Directors does not know of any matters to be presented for consideration other than the matters described in the accompanying Notice of Annual Meeting of Shareholders, but if any matters are properly presented, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.


                             ADDITIONAL INFORMATION

         Upon written request of any shareholder, a copy of the Corporation's report on form 10-K for the fiscal year ended December 31, 1997, including the financial statements and the schedules thereto, required to be filed with the SEC pursuant to rule 13a-1 under the Securities Exchange Act of 1934, as amended, may be obtained, without charge, from Jeff B. Shank, President, Tower Bancorp, Inc., P.O. Box 8, Center Square, Greencastle, Pennsylvania 17225.

[X]  PLEASE MARK VOTES                        REVOCABLE PROXY
     AS IN THIS EXAMPLE                      TOWER BANCORP, INC.


                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON APRIL 1, 1998
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     The undersigned hereby constitutes and appoints Darlene Niswander and C. Ordean Monn and each or any of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of Tower Bancorp, Inc. (the "Corporation") that the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Corporation to be held at the Rescue Hose Company Special Events Center, 407 South Washington Street, Greencastle, Pennsylvania 17225, on Wednesday, April 1, 1998 at 1:30 p.m., prevailing time, and at any adjournment or postponement thereof as follows:


                                                    With-      For All
                                        For         hold       Except
1.   ELECTION OF 2 CLASS B              [ ]         [ ]         [ ]
     DIRECTORS TO SERVE A
     THREE-YEAR TERM (Except
     as marked to the
     contrary below):

     Betty J. Lehman and Jeff B. Shank

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.


-----------------------------------------------------------------------

                                       For       Against      Abstain
2.   PROPOSAL TO CONSIDER AND          [ ]         [ ]         [ ]
     ACT UPON AMENDMENT OF
     ARTICLE 5(a) OF THE CORPORATION'S ARTICLES OF INCORPORATION TO ELIMINATE PAR VALUE FOR THE CORPORATION'S STOCK.

                                       For       Against      Abstain
3.   PROPOSAL TO RATIFY THE           [ ]         [ ]         [ ]
     SELECTION OF SMITH ELLIOT
     KEARNS & COMPANY, LLC, CERTIFIED PUBLIC ACCOUNTANTS, AS THE INDEPENDENT AUDITORS FOR THE CORPORATION FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998.

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment thereof.

THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE AFORESIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS
PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ABOVE AND FOR PROPOSALS 2 AND 3.

                                                                 Date

Please be sure to sign and date this proxy in the box below._______________
[                                                                          ]
[                                                                          ]
[_______Shareholder sign above _______Co-holder (if any) sign above________]
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
   Detach above card, sign, date and mail in postage paid envelope provided.
                              TOWER BANCORP, INC.

------------------------------------------------------------------------------
WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE IF MORE THAN ONE TRUSTEE, ALL SHOULD SIGN. IF STOCK IS HELD JOINTLY, EACH OWNER SHOULD SIGN.

                              PLEASE ACT PROMPTLY
                    SIGN, DATE & MAIL YOUR PROXY CARD TODAY